Exhibit 5.1

May 20, 2024

Hecla Mining Company

6500 North Mineral Drive

Suite 200

Coeur d’Alene, Idaho 83815-9408

Hecla Mining Company

Registration Statement on Form S-8

Ladies and Gentlemen:

I am the General Counsel for Hecla Mining Company, a Delaware corporation (the “Company”), and have acted as securities counsel to the Company in connection with the preparation and filing of the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), for resale from time to time by the selling shareholders, of up to 2,068,000 (the “Shares”).

The Shares are issuable by the Company to the selling shareholders upon the exercise by the selling shareholders of 2,068,000 outstanding warrants (the “Warrants”) to purchase one share of our common stock. On April 29, 2021, the Company entered into a registration rights agreement Waterton Nevada Splitter, LLC (“Waterton”) pursuant to which the Company agreed to file the Registration Statement in order to register the Shares for resale by Waterton or its transferees that acquire all or any portion of the Warrants from time to time or any of the Shares issued or issuable from time to time upon the exercise of the Warrants.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of such agreements, instruments and documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that when issued, delivered and paid for in accordance with the terms and conditions of the Warrants, the Shares will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety by, and subject to, the following:

i.

I express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the Laws of the State of Delaware that are, in my experience, normally applicable to the matters covered by my opinion, including the Delaware General Corporation Law, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions.

ii.

This letter and the matters addressed herein are as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to me under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ David C. Sienko